Exhibit F

MARGIN LINE OF CREDIT COLLATERAL AGREEMENT

CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

Reference is made herein to that certain Secured Margin Line of Credit Note of even date herewith executed and delivered by James L. Dolan, an individual (the “Borrower” and, if more than one, collectively, the “Borrower”) to JPMORGAN CHASE BANK, N.A. or any of its subsidiaries or affiliates (the “Bank”) (as such may be amended, modified, supplemented or restated from time to time, the “Note”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Note. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the undersigned identified as “Third Party Pledgors” in the Margin Loan Terms Statement (individually and collectively, the “undersigned”, and each individually, a “Third Party Pledgor”) and the Bank agree as of February 25, 2026, as follows:

Section 1. Definitions.

“Acceptable Collateral” means any items of Collateral, Other Third Party Pledgor Collateral and Borrower Collateral that the Bank determines in its sole discretion from time to time are eligible to secure the Obligations and are satisfactorily pledged hereunder or under any Other Third Party Pledge Agreement and under the Note; [***] (a) (i) the 293,432 MSGE Shares in the Account or in any account pledged by the Borrower or a Third Party Pledgor; (ii) the 206,104 MSGS Shares in the Account or in any account pledged by the Borrower or a Third Party Pledgor, and (iii) the 949,358 SPHR Shares in the Account or in any account pledged by the Borrower or a Third Party Pledgor, each on the date hereof, in each case held and fully paid for by the Borrower or the applicable Third Party Pledgor for at least one (1) year, shall [***] be Acceptable Collateral [***].

“Account” means, collectively, that certain securities account No. [***], and that certain securities account No. [***], in each case established and maintained by the Bank or an Intermediary or any successor entity maintaining the Account, including in each case any subaccount or substitute, successor or replacement account in or to which any Collateral is now or hereafter held or credited.

“Account Control Agreement” means a master securities account control agreement or other similar agreement with any Intermediary, as amended from time to time.

“Aggregate Collateral Share Value” means, at any time, the aggregate Collateral Value of all Collateral Shares that constitute Acceptable Collateral at such time.

“Aggregate Other Acceptable Collateral Adjusted Value” means, at any time, the sum of the Lending Value of each unit of Other Acceptable Collateral at such time.

“Agreement” means this Margin Line of Credit Collateral Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Banking Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Borrower Collateral” means any and all “Collateral” under and as defined in the Note and pledged by the Borrower to the Bank thereunder.

“Cash” means all cash in USD.

[***]

“Clearing System” means The Depository Trust Company, Cedel Bank, societe anonyme, the Euroclear system and such other clearing or safekeeping system that may be used in connection with transactions relating to, or the custody of, any Securities, and any depository for any of the foregoing.

“Closing Sale Price” means, on any Scheduled Trading Day for any Shares, the closing sale price (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one last bid or ask price in either case, the average of the last bid and the last ask prices, in each case, at the scheduled closing time) per Share on the Exchange for such Shares on such Scheduled Trading Day, as determined by the Bank in its sole discretion.

“Collateral” (i) the Account and the Collateral Shares and all other property and financial assets from time to time held in or credited to the Account, (ii) all additions to, and proceeds, renewals, investments, reinvestments and substitutions of, the foregoing and (iii) all certificates, receipts and other instruments evidencing any of the foregoing.

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US506.1.1

“Collateral Currency” is defined in Section 5.

“Collateral Shares” means any Shares held in the Account and all security entitlements with respect to the foregoing.

“Collateral Shortfall” means, as of the close of any Scheduled Trading Day for the Shares, that the Maintenance Available Collateral is less than zero.

“Collateral Value” means, [***].

“Continuance” and “Continuing” means, with respect to an Event of Default, that such Event of Default has not been waived in writing by the Bank or otherwise cured in accordance with an express right herein to cure such Event of Default.

“Cure Time” means, [***].

“Delisting” means, with respect to any of the Shares, that such Shares are no longer listed or admitted for trading on any Designated Exchange.

“Designated Exchange” means any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or, in each case, any successor thereto).

“Disrupted Day” means, with respect to any Shares, any Scheduled Trading Day for such Shares on which, due to any failure of the Exchange for such Shares to open for trading during its regular trading session or the occurrence or existence of a Market Disruption Event for such Shares or otherwise, the Bank is unable to determine the Closing Sale Price of such Shares.

“Event of Default” has the meaning assigned thereto in the Note.

“Exchange” means, with respect to the MSGE Shares, the MSGS Shares and the SPHR Shares, The New York Stock Exchange (or any successor thereto) or, if any such Shares are not listed for trading on such exchange, the Designated Exchange that is the primary trading market for such Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Initial Aggregate Total Lending Value” means, [***].

“Initial Available Collateral” means, at any time, the difference of (a) the Initial Aggregate Total Lending Value and (b) the Obligations, in each case, at such time.

[***]

“Intermediary” means any party acting as a financial intermediary or securities intermediary, including, without limitation, affiliates of the Bank that are parties to any Account Control Agreement.

“Issuer” means each of Madison Square Garden Sports Corp., a Delaware corporation, Madison Square Garden Entertainment Corp., a Delaware corporation, and Sphere Entertainment Co., a Delaware corporation.

“Issuer Event” means the occurrence of one or more of the following with respect to any Issuer:

(i)	the announcement of a Delisting or any event or transaction that, if consummated or completed, would constitute a Delisting, or the occurrence of a Delisting without any announcement;

(ii)	at any time the number of Collateral Shares of any Issuer shall constitute more than nine percent (9.0%) of the number of outstanding Shares of such Issuer, or the announcement of any transaction or event that, if consummated or completed, would result in the foregoing;

(iii)	the Shares shall have been suspended from trading on the Exchange for two (2) consecutive Scheduled Trading Days or the Shares shall have not traded on the Exchange for any other reason for two (2) consecutive Scheduled Trading Days; or

(iv)	[***] the imposition of any restriction on the pledge of the Collateral Shares by the undersigned or on the sale of the Collateral Shares (other than (i) any restriction imposed by this Agreement or any other Liability Document, and (ii) [***] or the announcement of any transaction or event that, if consummated, effected or completed, would reasonably be expected to result in any such imposition.

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“Lending Value” means, with respect to any unit of Other Acceptable Collateral at any time, the total amount of Obligations that such unit of Other Acceptable Collateral may secure at such time, as determined by the Bank in its sole discretion; provided that at no time shall the Lending Value of any unit of Other Acceptable Collateral exceed the maximum percentage of the “current market value” of such unit of Other Acceptable Collateral that a broker-dealer registered with the Securities and Exchange Commission and member of FINRA would be permitted to assign to such unit of Other Acceptable Collateral if such broker-dealer were acting in compliance with the minimum initial and maintenance margin requirements of Regulation T of the Board of Governors of the Federal Reserve System and FINRA Rule 4210.

“Liabilities” means all Margin Loans to, and all indebtedness, obligations, and liabilities of any kind of, the Borrower arising under any Liability Document or otherwise with respect to the Margin Loans, now or in the future, absolute or contingent, direct or indirect, joint or several, due or not due, arising by operation of law or otherwise, and costs and expenses (including reasonable and documented out-of-pocket legal fees) incurred by the Bank in connection with the Collateral, the Note, this Agreement or any other Liability Document.

“Liability Currency” is defined in Section 5.

“Liability Documents” means the Note, the Margin Loan Terms Statement, this Agreement, and any other documents or instruments executed as security or collateral for, or a guarantee of, the Margin Loans, or in connection with or as support of, any of the foregoing, whether by the Borrower, the undersigned, or any other person or entity, and any updates or renewals thereof and “Liability Document” means any one of the foregoing.

“Liability Party” means the undersigned or any party liable on or for any of the Liabilities (including but not limited to the Borrower).

“Maintenance Aggregate Total Lending Value” means, [***].

“Maintenance Available Collateral” means, at any time, the difference of (a) the Maintenance Aggregate Total Lending Value and (b) the Obligations, in each case, at such time.

[***]

“Margin Line of Credit” means the margin line of credit evidenced by the Note.

“Margin Loan” and “Margin Loans” have the meaning given to them in the Note.

“Market Price” means, at any time, the most recent Closing Sale Price of the applicable Shares; provided that the “Market Price” on any Disrupted Day for such Shares shall be the Value of such Shares, expressed on a per Share basis.

“MSGE Shares” means the shares of Class A common stock of Madison Square Garden Entertainment Corp. (NYSE: MSGE).

“MSGS Shares” means the shares of Class A common stock of Madison Square Garden Sports Corp. (NYSE: MSGS).

“Obligations” means, at any time, the then-outstanding principal amount of all Margin Loans extended under the Note and all accrued and unpaid interest thereon.

[***]

“Other Third Party Pledge Agreement” means, individually and collectively, any collateral agreement or other pledge agreement, security agreement or other similar agreement, executed by any Other Third Party Pledgor in favor of the Bank to secure the Liabilities of the Borrower.

“Other Third Party Pledgor” means any party, other than the undersigned, who has executed an Other Third Party Pledge Agreement in favor of the Bank to secure the Liabilities of the Borrower.

“Other Third Party Pledgor Collateral” means any and all “Collateral” under and as defined in any Other Third Party Pledge Agreement and pledged by the Other Third Party Pledgor to the Bank thereunder.

“Reuters” is defined in Section 5.

“Scheduled Trading Day” means, with respect to any Shares, any day on which the Exchange for such Shares is scheduled to be open for its regular trading session or, in the event that such Shares are not listed, traded or quoted on any Designated Exchange, any Banking Day.

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“Securities” means Collateral consisting of stocks, bonds and other instruments and securities and all securities entitlements with respect to the foregoing.

“Shares” means individually and collectively, the MSGE Shares, the MSGS Shares and the SPHR Shares.

“SPHR Shares” means the shares of Class A common stock of Sphere Entertainment Co. (NYSE: SPHR).

“Third Party Pledge Agreement” means, individually and collectively, any collateral agreement or other pledge agreement, security agreement or other similar agreement, executed by any Third Party Pledgor in favor of the Bank to secure the Liabilities.

“Third Party Pledgor” means any party identified as a “Third Party Pledgor” in the Margin Loan Terms Statement and any other party who has executed a Third Party Pledge Agreement in favor of the Bank to secure the Liabilities.

“UCC” means the Uniform Commercial Code in effect in the State of New York. Unless the context otherwise requires, all terms used in this Agreement which are defined in the UCC will have the meanings stated in the UCC.

“Value” means, [***].

Section 2. Grant of Security Interest.

As security for the payment of all the Liabilities, the undersigned pledges, transfers and assigns to the Bank and grants to the Bank a continuing first priority security interest in and lien on, and a right of setoff against, the Collateral and agrees to be bound by the terms of any Account Control Agreement.

Section 3. Agreements of the Undersigned and Rights of the Bank.

The undersigned agrees as follows and authorizes the Bank to exercise the rights listed below with respect to the Collateral, for its own benefit, either in its own name or in the name of the undersigned, and appoints the Bank as its attorney-in-fact to take all action permitted under this Agreement.

(a)	Securities:

(i)	The Bank may, upon the occurrence and during the Continuance of an Event of Default: (A) transfer to the account of the Bank any Securities whether in the possession of, or registered in the name of, any Clearing System or held otherwise, (B) transfer to the account of the Bank with any Federal Reserve Bank any Securities held in book entry form with any such Federal Reserve Bank and (C) transfer to the name of the Bank or its nominee any Securities registered in the name of the undersigned and held by the Bank and complete and deliver any necessary stock powers or other transfer instruments; [***].

(ii)	The undersigned grants to the Bank an irrevocable proxy to vote any and all Securities and give consents, waivers and ratifications in connection with those Securities upon the occurrence and during the Continuance of an Event of Default.

(iii)	Upon the occurrence and during the Continuance of an Event of Default, all payments, distributions and dividends in securities or cash in respect of the Collateral shall be paid directly to and, at the discretion of the Bank, retained by the Bank, until applied as provided in this Agreement, as additional Collateral. Until an Event of Default has occurred and is Continuing, cash dividends on the Collateral paid in the ordinary course will be paid to the undersigned, and any in-kind dividends on the Collateral paid in the ordinary course will be paid to and retained by the Bank as additional Collateral; [***].

(b)	General:

(i)	The Bank may, in its name, or in the name of the undersigned: (A) execute and file financing statements under the UCC or any other filings or notices necessary or desirable to create, perfect or preserve its security interest, all without notice (except as required by applicable law and not waivable) and without liability except to account for property actually received by it, (B) upon the occurrence and during the Continuance of an Event of Default, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any item of the Collateral (but shall be under no obligation to do so), (C) make any notification (to the issuer of any certificate or Security, or otherwise, including giving any notice of exclusive control to the Intermediary) or take any other action in connection with the perfection or preservation of its security interest or, upon the occurrence and during the Continuance of an Event of Default, any enforcement of remedies, and retain any documents evidencing the title of the undersigned to any item of the Collateral and (D) upon the occurrence and during the Continuance of an Event of Default, issue entitlement orders with respect to any of the Collateral.

(ii)	The undersigned agrees that it will not (A) file or permit to be filed any termination statement with respect to the Collateral or any financing or like statement with respect to the Collateral in which the Bank is not named as the sole secured party [***], (B) consent or be a party to any Account Control Agreement with respect to the Account, to which the Bank is not also a party or (C) sell or otherwise dispose of, grant any option with respect to, or otherwise encumber the Collateral; provided that the undersigned may withdraw Collateral (1) so long as (x) no Event of Default has occurred and is Continuing, and no Collateral Shortfall has occurred [***] or would result therefrom, and (y) such withdrawal would be permitted if the Bank were a broker-dealer registered with the Securities and Exchange Commission and member of FINRA, acting in compliance with the margin withdrawal requirements of Regulation T of the Board of Governors of the Federal Reserve System and FINRA Rule 4210 and (2) subject to the other provisions of this Agreement.

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(iii)	At the request of the Bank, the undersigned agrees to do all other things which the Bank may deem necessary or advisable in order to perfect and preserve its security interest and operational control and to give effect to the rights granted to the Bank under this Agreement or enable the Bank to comply with any applicable laws or regulations.

(iv)	Notwithstanding the foregoing, the Bank, by its acceptance of this Agreement, does not assume any duty with respect to the Collateral and is not required to take any action to collect, preserve or protect its or the undersigned's rights in any item of the Collateral. If any Collateral is held in an investment management account or investment advisory account for which the Bank (or an affiliate of the Bank) acts as investment manager or investment advisor, then the Bank’s (or such affiliate’s) duties to the undersigned as investment manager or investment advisor, including the duty to act in the undersigned’s best interests, may conflict with its rights as a secured party hereunder and, in connection with any liquidation, sale or transfer of the Collateral, or other exercise of the Bank’s remedies, the Bank shall have no obligation to act in accordance with any fiduciary duty it (or its affiliates) may owe to the undersigned as investment manager or investment advisor. Furthermore, an exercise of remedies by the Bank under this Agreement may cause such investment management or investment advisory accounts to no longer conform to applicable investment guidelines and may affect the performance of such accounts.

(v)	The undersigned releases the Bank and agrees to hold the Bank harmless from any claims, causes of action and demands at any time arising with respect to this Agreement as it pertains to the security interest granted hereby, the use or disposition of any item of the Collateral or any action taken or omitted to be taken by the Bank with respect thereto, except in any case where the claim, cause of action or demand results from the gross negligence or willful misconduct of the Bank. The undersigned releases each Intermediary and agrees to hold each Intermediary harmless from any claims, causes of action and demands at any time arising with respect to any instruction made by Bank to any Intermediary purporting to be made under this Agreement or any Account Control Agreement, except (A) in any case where the claim, cause of action or demand results from the gross negligence or willful misconduct of the Bank or the Intermediary, it being understood that no Intermediary shall have any duty to investigate Bank’s right to issue any such instruction or any other matter related to any such instruction and (B) with respect to any breach by the Bank or the Intermediary under this Agreement, any Account Control Agreement or any other Liability Document.

(vi)	The rights granted to the Bank pursuant to this Agreement are in addition to the rights granted to the Bank in any custody, investment management, Account Control Agreement or similar agreement. In case of conflict between the provisions of this Agreement and of any other such agreement, the provisions of this Agreement will prevail.

(vii)	The undersigned shall not interfere with the exercise by the Bank of any remedies with respect to the Collateral pursuant to, and in accordance with the terms of, this Agreement and applicable law.

Section 4. Collateral Shortfall.

The undersigned agrees that at all times the amount of Maintenance Available Collateral shall be greater than or equal to zero. If a Collateral Shortfall occurs, [***]. [***] the undersigned shall, prior to the applicable Cure Time, at the Bank’s direction, determined in the Bank’s sole and absolute discretion [***], supplement the Collateral, or cause the Other Third Party Pledgor Collateral to be supplemented, by delivering to the Bank, for credit to the Account, additional Acceptable Collateral (which may not consist of additional Shares) and/or making, or causing to be made, a prepayment pursuant to Section 4(a) of the Note (without regard to notice requirements specified therein), in an aggregate amount sufficient to cause the Initial Available Collateral (determined immediately after such delivery of additional Acceptable Collateral and/or prepayment, as applicable) to be greater than or equal to zero. After expiration of the Cure Time, any remaining Collateral Shortfall also enables the Bank to [***] sell or otherwise liquidate any Collateral and/or Other Third Party Pledgor Collateral the Bank selects in its sole discretion and apply the proceeds towards repayment of the Obligations. [***].

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Section 5. Currency Conversion.

For calculation purposes, any currency in which the Collateral is denominated (the “Collateral Currency”) will be converted into the currency of the Liabilities (the “Liability Currency”) determined by using the rate of exchange for the purchase of the Liability Currency with the Collateral Currency last provided (either by publication or otherwise provided to the Bank) by the applicable Thomson Reuters Corp., Refinitiv, or any successor thereto (“Reuters”) source on the Banking Day (New York City time) immediately preceding the date of determination or if such service ceases to be available, or ceases to or for any reason does not provide a rate of exchange for the purchase of the Liability Currency with the Collateral Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Bank in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in the Liability Currency as determined by the Bank using any method of determination it deems appropriate in its sole discretion).

Section 6. Representations and Warranties.

The undersigned represents and warrants as of the date hereof and at all times while the Liabilities are outstanding that:

(a)	this Agreement constitutes a valid, enforceable and binding agreement, except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(b)	[***];

(c)	[***];

(d)	if the undersigned is not a Borrower, then in executing and delivering this Agreement, the undersigned has (i) without reliance on the Bank or any information received from the Bank and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated in this Agreement, the Borrower, the Borrower’s business, assets, operations, prospects and condition (financial or otherwise), and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Liabilities, (ii) adequate means to obtain from the Borrower, on a continuing basis, information concerning the Borrower and the undersigned acknowledges that the Bank has no duty to provide such information to the undersigned, (iii) full and complete access to the Liability Documents, (iv) not relied, and will not rely, upon any representations or warranties of the Bank not embodied in this Agreement or any acts taken by the Bank before or after the date of this Agreement (including but not limited to any review by the Bank of the affairs of the Borrower) and (v) determined that this Agreement will, directly or indirectly, benefit the undersigned;

(e)	if the undersigned is a partnership, limited liability partnership, corporation or limited liability company, then (i) the undersigned is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) the undersigned has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the execution, delivery and performance of this Agreement are in furtherance of its organizational purposes and have been approved by its partners, directors, shareholders, managers, and/or members, as applicable, and (iii) each person/entity signing this Agreement on behalf of the undersigned, in a duly completed entity certificate or entity resolution certificate on file with the Bank (such certificate in form and substance acceptable to the Bank in all respects) (“Certificate”), either (A) is designated as an “Authorized Signer”, or (B) is otherwise entitled to execute this Agreement on behalf of the undersigned in the capacity of Authorized Signer, and in either case such person/entity holds the specific title(s) set forth in the Certificate;

(f)	the undersigned is the sole owner of the Collateral and the Collateral is free of all encumbrances except for the security interest in favor of the Bank created by this Agreement; and

(g)	(i) the Collateral Shares and any other Securities are fully paid and non-assessable, (ii) there are no restrictions on pledge of the Collateral Shares or any other Securities by the undersigned as contemplated hereby [***] on sale of the Collateral Shares and any other Securities by the Bank (whether pursuant to securities laws or regulations or shareholder, lock-up or other similar agreements) as contemplated hereby and (iii) [***] the Collateral Shares [***] and any other Securities are fully marketable by the Bank as pledgee, without regard to any holding period, manner of sale, volume limitation, public information or notice requirements.

Section 7. Event of Default. Any “Event of Default” under and as defined in the Note shall be an Event of Default hereunder.

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Section 8. Remedies. Upon the occurrence and during the Continuance of an Event of Default:

(a)	The Bank will have the rights and remedies under the UCC and the other rights granted to the Bank under this Agreement and may exercise its rights without regard to any premium or penalty from liquidation of any Collateral and without regard to the undersigned’s basis or holding period for any Collateral, the Borrower’s basis or holding period for any Borrower Collateral or any Other Third Party Pledgor’s basis or holding period for any Other Third Party Pledgor Collateral.

(b)	The Bank may sell in the Borough of Manhattan, New York City, or elsewhere, in one or more sales, at the price as the Bank deems best, for cash or on credit or for other property, for immediate or future delivery, any item of the Collateral, Borrower Collateral or Other Third Party Pledgor Collateral, at any broker's board or at public or private sale, in any reasonable manner permissible under the UCC (except that, to the extent permissible under the UCC, the undersigned waives any requirements of the UCC) and the Bank or anyone else may be the purchaser of the Collateral and hold it free from any claim or right including, without limitation, any equity of redemption of the undersigned, which right the undersigned expressly waives.

(c)	The Bank may also, in its sole discretion: (i) convert any part of the Collateral Currency into the Liability Currency, (ii) hold any monies or proceeds representing the Collateral in a cash collateral account in the Liability Currency or other currency that the Bank reasonably selects, (iii) invest such monies or proceeds on behalf of the undersigned and (iv) apply any portion of the Collateral, first, to all reasonable and documented out-of-pocket costs and expenses of the Bank, second, to the payment of interest on the Liabilities and any fees or commissions to which the Bank may be entitled, third, to the payment of principal of the Liabilities, whether or not then due, and fourth, to the undersigned.

(d)	The undersigned will take any action requested by the Bank to allow it to sell or dispose of the Collateral. Notwithstanding that the Bank may continue to hold Collateral, the Borrower Collateral and Other Third Party Pledgor Collateral and regardless of the value of the Collateral, the Borrower Collateral and Other Third Party Pledgor Collateral, the applicable Liability Party will remain liable for the payment in full of any unpaid balance of the Liabilities.

(e)	The undersigned acknowledges and agrees that any sale or disposition of Collateral initiated by the Bank during the Continuance of an Event of Default shall be deemed to have occurred during such Continuance of such Event of Default, notwithstanding that the settlement date or effective date of such sale or disposition may occur after such Event of Default is no longer Continuing.

Section 9. Expenses.

The undersigned will pay to the Bank all reasonable costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and legal expenses) incurred by the Bank in connection with the preparation or modification of this Agreement or the Liability Documents and performance thereof and the exercise of any of the Bank’s rights, remedies or obligations under this Agreement or the Liability Documents.

Section 10. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles, and with the laws of the United States of America as applicable.

Section 11. Jurisdiction.

To the extent not prohibited, the undersigned: (i) agrees that all claims related to this Agreement may be adjudicated by a state or federal court in New York, (ii) agrees that any proceeding brought against the Bank shall be brought only in a state or federal court in the City of New York and (iii) agrees that the Bank may comply with service of process requirements in any such proceeding by mailing (via prepaid registered or certified U.S. mail) documents to be served in accordance with the notice provisions of Section 13. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction and waives any defense on the basis of an inconvenient forum. Nothing herein shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the undersigned or its property in the courts of any other jurisdiction.

Section 12. WAIVER OF JURY TRIAL. EACH OF THE UNDERSIGNED AND THE BANK IRREVOCABLY WAIVES, TO THE FULLEST EXTEND PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LIABILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

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Section 13. Notices.

Except as otherwise permitted in this Agreement, notices shall be addressed to (i) the Bank at the email address or mailing address as set forth on the signature page to this Agreement (or at such other number or address as shall be designated by the Bank to the undersigned in the manner provided for in this Section) and (ii) the undersigned at the mailing address that the Bank has on file for the undersigned as its legal address or any email address that the undersigned has provided to the Bank as the undersigned’s email address (or at such other number or address as shall be designated by the undersigned to the Bank in the manner provided for in this Section) and either given electronically or in writing by hand, overnight courier, certified or registered mail, or regular mail. Notices sent by hand, overnight courier, certified or registered mail or regular mail shall be deemed to have been given when delivered. Notices sent to an email address shall be deemed received when sent, provided, that, if such notice is not sent during normal business hours, such notice shall be deemed to have been sent and received at the opening of business on the next Banking Day. All notices by the Bank properly addressed to the undersigned shall be deemed to have been personally delivered to the undersigned whether actually received or not. If the Bank needs to contact the undersigned by telephone, then the Bank will use the phone number the Bank has on file for the undersigned as its primary phone number.

Section 14. Unconditional Obligations; Solvency.

The undersigned’s obligations under this Agreement are absolute and unconditional irrespective of: (a) any change in the amount, time, manner or place of payment of, or in any other term of, all or any of the Liability Documents or the Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Liability Document or the Liabilities, (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any item of the Collateral, for all or any of the Liability Documents or the Liabilities, (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Liability Document or the Liabilities, (d) without being limited by the foregoing, any lack of validity or enforceability of any Liability Document or the Liabilities and (e) any other defense, setoff or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Liability Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower or a guarantor, other than payment and satisfaction in full of the Liabilities. As of the date of this Agreement, the undersigned is not insolvent, nor would it be made insolvent by entering into this Agreement or performing its obligations under this Agreement.

Section 15. Miscellaneous.

(a)	The provisions of this Agreement are intended to be severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions thereof in any jurisdiction.

(b)	No amendment or modification of any provision of this Agreement shall be effective unless the same shall be executed by the undersigned and by the Bank, at its election. A waiver by the Bank of a provision of this Agreement shall not constitute a waiver of the Bank’s right to otherwise demand strict compliance with that provision or any other provision of this Agreement. Whenever the consent of the Bank is required under this Agreement, the granting of such consent shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the Bank’s sole discretion. The Bank shall not be deemed to have waived any rights under this Agreement unless such waiver is in writing and signed by the Bank.

(c)	No delay on the part of the Bank in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by the Bank of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy. The rights and remedies in this Agreement are cumulative and not exclusive of any rights and remedies which the Bank may have under law or under other agreements or arrangements with the undersigned or any Liability Party. [***].

(d)	If the term “undersigned” includes more than one party, then the obligations, representations and warranties of the undersigned hereunder shall be joint and several regardless of any change in business relations, divorce, legal separation or other legal proceedings and regardless of any agreement that may affect liabilities between or among such parties, and the Bank shall be entitled to act on notices and instructions from any one of the parties without the consent of the other party(ies).

(e)	Each reference to the Bank shall be deemed to include its successors and assigns, in whose favor the provisions hereof shall inure. Each reference to the undersigned shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned, all of whom shall be bound by the provisions hereof. This Agreement shall be binding on the undersigned and shall inure to the benefit of the Bank. [***].

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(f)	This Agreement, any amendment to this Agreement, and any agreement, notice or other communication required by this Agreement to be “written” or “in writing” may be executed in any number of counterparts, including counterparts that are executed on paper and counterparts that are electronic records and are executed using electronic signatures generated through the electronic execution process provided by the Bank or such other electronic execution process acceptable to the Bank in its sole discretion. Each counterpart of such document, when so executed, shall be deemed an original but all such counterparts shall constitute one and the same document. Delivery of a manually executed counterpart of a signature page of such document by emailed PDF or JPEG from the undersigned’s e-mail address on file with the Bank or any other electronic means acceptable to the Bank in its sole discretion that reproduces an image of such manually executed signature page, shall each be effective as delivery of a manually executed counterpart of such document; provided, that, the Bank, in its sole discretion, can require subsequent delivery of the manually executed counterpart of a signature page. Any counterpart may be converted from paper to electronic form, or from electronic form to paper, at the discretion of the Bank, and such converted counterpart shall be deemed an original.

(g)	The parties acknowledge and agree that the Account is a “securities account” and all assets from time to time credited thereto, including ,without limitation, cash, will be treated as “financial assets” within the meaning of Section 8-102 of the UCC.

Section 16. Bankruptcy Code Acknowledgment.

The undersigned acknowledges and agrees that (a) the Note is intended to constitute a “margin loan”, (b) this Agreement is intended to constitute a “security agreement or arrangement or other credit enhancement related to a “margin loan” or to “any other agreement or transaction that is similar to” a margin loan, and (c) therefore, the Liability Documents, individually and collectively, constitute a “securities contract” within the meaning of Section 741(7) of the Bankruptcy Code and that each delivery, transfer, payment and grant of a security interest made or required to be made under the Note, this Agreement or any other Liability Document or otherwise contemplated hereby or made, required to be made or contemplated in connection therewith or herewith is a “transfer” and a “margin payment” or a “settlement payment” within the meaning of Section 362(b)(6) and/or (27), Sections 546(e) and/or (j) and Sections 741(5) and/or 741(8) of the Bankruptcy Code. In addition, all obligations under or in connection with the Liability Documents represent obligations in respect of “termination values,” “payment amounts” or “other transfer obligations” within the meaning of Sections 362 and 561 of the Bankruptcy Code. The undersigned and the Bank further acknowledge and agree that the Liability Documents collectively constitute a “master netting agreement” within the meaning of the Bankruptcy Code.

Section 17. Execution and Use of Electronic Records and Signatures.

If the undersigned has received and reviewed this Agreement electronically, then the undersigned agrees that this Agreement may be in the form of an electronic record and may be executed using electronic signatures generated through the electronic execution process provided by the Bank or such other electronic execution process acceptable to the Bank in its sole discretion. Any electronic signature on or associated with this Agreement and accepted by the Bank shall be valid and binding on the signer to the same extent as a manual signature and upon application thereof, this Agreement will constitute a legal, valid, and binding obligation enforceable in accordance with its terms to the same extent as if manually executed. Notwithstanding any other provision of this Agreement, at the Bank’s option and in the Bank’s sole discretion, any agreement, amendment, notice or other communication required under this Agreement to be “written” or “in writing” may be in the form of an electronic record and may be executed using electronic signatures generated through the electronic execution process provided by the Bank or such other electronic execution process acceptable to the Bank in its sole discretion.

Section 18. Margin Line of Credit Disclosure Statement.

The undersigned acknowledges that it has received and reviewed the Bank’s “Margin Line of Credit Disclosure Statement” and understands the risks of the transactions contemplated herein as described in said disclosure statement.

[NO FURTHER TEXT; SIGNATURE PAGE FOLLOWS]

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Address for notices to the Bank:

JPMorgan Chase Bank, N.A.

[***]

THIRD PARTY PLEDGORS

CFD 2009 Family Trust LLC

BY: Mary s. dolan and corby dolan leinauer AS TRUSTEES OF the cfd 2009 family trust fbo james l. dolan, as its AUTHORIZED SIGNER

/s/ Mary S. Dolan
Signature

Mary S. Dolan, Trustee
Name (print)

/s/ Corby Dolan Leinauer
Signature

Corby Dolan Leinauer, Trustee
Name (print)

CFD 2009 Children’s Trust LLC

BY: Kathleen M. Dolan and Paul J. Dolan AS TRUSTEES OF THE CHARLES F. DOLAN CHILDREN’S TRUST FBO JAMES L. DOLAN, as its AUTHORIZED SIGNER

/s/ Kathleen M. Dolan
Signature

Kathleen M. Dolan
Name (print)

/s/ Paul J. Dolan
Signature

Paul J. Dolan, Trustee
Name (print)

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Acknowledged and agreed:

BANK

JPMORGAN CHASE BANK, N.A.

Signature

Name (print)	Title

MARGIN LOAN COLLATERAL AGREEMENT	UCN: 140983594000 FAC: 202933194
US506.1.1

EXHIBIT A

COLLATERAL ACCOUNTS

Account Number(s):

[***]

[***]

MARGIN LOAN COLLATERAL AGREEMENT	UCN: 140983594000 FAC: 202933194
US506.1.1

MARGIN LOAN DISCLOSURE STATEMENT

JPMorgan Chase Bank, N.A. (the “Bank”) is furnishing this document to you to provide some basic facts about the margin loan(s) contemplated in your margin loan documentation. Your securities account will be pledged as collateral for margin loan(s) that may be extended by the Bank under your margin loan documentation. It is important that you fully understand the risks involved with any margin loans extended by the Bank. These risks include the following:

•	You may be required to deposit additional assets or pay down the margin loan(s). If the securities in your account collateralizing the margin loan(s) decrease in value (whether due to a market downturn, market volatility or otherwise) and are no longer sufficient to support the margin loan(s), then a “collateral shortfall” has occurred. To cure the collateral shortfall, you will need to deposit additional securities or pay down the margin loan(s), possibly through a liquidation of assets. The value of assets collateralizing the margin loan(s) is the value assigned by the Bank in its sole discretion to each of the securities and other assets in your account.

•	The Bank can force the sale of securities or other assets in your account. If the outstanding amount of the margin loan(s) ever exceeds the aggregate value of the collateral for the margin loan(s), the Bank can sell the securities or other assets in your account to cover the deficiency in value. You also will continue to be responsible for any remaining balance of the margin loan(s) after such a sale.

•	The Bank can sell your securities or other assets without contacting you. It is not the case that the Bank must contact you first if there is a collateral shortfall. While the Bank may attempt to notify you of a collateral shortfall, it is not required to do so. Furthermore, even if the Bank has contacted you and provided a specific date by which you can cure the collateral shortfall, the Bank can still take the necessary steps to protect its financial interests, including immediately selling the securities or other assets in your account without further notice to you. This is especially true in times of market volatility.

•	You are not entitled to choose which securities or other assets in your account are liquidated or sold to cure a collateral shortfall. Because the securities and other assets are collateral for the margin loan(s), the Bank has the right to decide which securities or other assets to sell in order to cure a collateral shortfall. The sale of your securities or assets could result in adverse tax consequences.

•	Eligible collateral and collateral values may change. The Bank at any time can change the eligibility of the securities and other assets in your account for purposes of determining collateral value and can, as set forth in your margin loan documentation, increase or decrease the value assigned to the securities and other assets, and is not required to provide you advance notice. These changes in the collateral value often take effect immediately and could result in a collateral shortfall. Your failure to cure the collateral shortfall by either providing additional collateral or paying down the margin loan(s) may cause the Bank to liquidate or sell securities or other assets in your account.

Before entering into a margin loan or margin line of credit facility, you should carefully review the margin loan and collateral documents provided to you by the Bank, and consult the Bank regarding any questions or concerns you may have about the margin loan or margin line of credit.

If the margin loan(s) is/are subject to a floating interest rate option, you should consider that changes in interest rates can lead to a higher or lower cost of borrowing for you. Increases in interest rates can increase the cost of borrowing, which will negatively impact the economics of the margin loan(s).

Before entering into a margin loan or margin line of credit facility, you should consider alternatives such as using available cash or proceeds from the sale of securities or other assets. In addition, you should consider, among other things, your investment objectives and risk tolerance, the interest costs of borrowing against your account, fees and charges for selling assets, the tax consequences of selling assets or borrowing, and the loss of potential appreciation on any assets sold. It is important to note that the Bank and its affiliates may earn more if you borrow against your securities and other assets rather than liquidate assets to meet your cash needs.

In the event of a conflict between any statement in this Margin Loan Disclosure Statement and the terms of your margin loan and collateral documents, the terms of the margin loan and collateral documents shall govern.

If the borrower and collateral provider are different persons or entities, they will have distinct rights and obligations under the margin loan and collateral documents, and you should bear that in mind when reading this document.

JPMorgan Chase and its affiliates do not provide tax, legal or accounting advice. This material has been prepared for informational purposes only, and is not intended to provide, and should not be relied on for tax, legal or accounting advice. You should consult your own tax, legal and accounting advisors before engaging in any transaction.

MARGIN LINE OF CREDIT DISCLOSURE STATEMENT	UCN: 140983594000 FAC: 202933194
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